SELIGMAN DATA CORP.

                  SERVICE AGENT FOR THE SELIGMAN GROUP OF FUNDS
                         AND TRI-CONTINENTAL CORPORATION


March 16, 2004

Dear Seligman New Technologies Fund II Shareholder:

You recently received a repurchase offer for New Technologies II which in one paragraph misstated the day of the week on which the Repurchase Request deadline falls. The correct repurchase offer period began on March 3, 2004 and ends on Thursday, April 8, 2004. All repurchase requests must be submitted in good order to your financial advisor in accordance with procedures set forth in the repurchase offer you originally received, in time for the orders to be received by the Fund on Thursday, April 8, 2004.

If you have any questions, please contact your financial advisor.

We apologize for any inconvenience this may have caused.


Sincerely,

Seligman Data Corp.


                   100 PARK AVENUE o NEW YORK, NEW YORK 10017